RenaissanceRe Holdings Ltd.
Financial Supplement
December 31, 2014

Investors:
RenaissanceRe Holdings Ltd.
Rohan Pai
Director - Corporate Finance
T: +1 441 295 4513

Media:
Kekst and Company
Peter Hill
Dawn Dover
T: +1 212 521 4800

RenaissanceRe Holdings Ltd.
Contents

		Page(s)

Basis of Presentation		i

Financial Highlights		1

Income Statements
a.	Summary Consolidated Statements of Operations	2 - 3
b.	Consolidated Segment Underwriting Results	4 - 5
c.	Gross Premiums Written and Managed Premiums	6 - 7
d.	DaVinciRe Holdings Ltd. and Subsidiary Consolidated Statements of Operations	8 - 9

Balance Sheets
a.	Summary Consolidated Balance Sheets	10

Investments
a.	Investment Portfolio - Composition	11
b.	Summary of Other Investments	12
c.	Total Investment Result	13
d.	Investment Portfolio - Effective Yield and Credit Rating	14
e.	Investment Portfolio - Change in Portfolio Composition	15
g.	Fixed Maturity and Short Term Investments - Corporate Top 10 Issuers by Fair Value	16

Loss Reserve Analysis
a.	Reserves for Claims and Claim Expenses	17
b.	Paid to Incurred Analysis	18

Other Items
a.	Earnings per Share	19
b.	Equity in Earnings of Other Ventures	20
c.	Other Loss	20
d.	Ratings	21

Comments on Regulation G		22 - 23

RenaissanceRe Holdings Ltd.
Basis of Presentation
This financial supplement includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premium”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data. See pages 22 and 23 for Comments on Regulation G.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company has the following reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458 (“Syndicate 1458”).
During the third quarter of 2013, the Company made the strategic decision to divest its U.S.-based weather and weather-related energy risk management unit, which principally included RenRe Commodity Advisors LLC, Renaissance Trading Ltd. and RenRe Energy Advisors Ltd. (collectively referred to as "REAL"), in order to focus on the business encompassed within the Company's Catastrophe Reinsurance, Specialty Reinsurance and Lloyd's segments and its other businesses. REAL offered certain derivative-based risk management products primarily to address weather and energy risk and engaged in hedging and trading activities related to those transactions. On August 30, 2013, RenaissanceRe entered into a sale agreement with a subsidiary of Munich-American Holding Corporation ("Munich") to sell REAL and, on October 1, 2013, RenaissanceRe completed the sale of REAL to Munich. In the third quarter of 2013, the Company classified the assets and liabilities associated with this transaction as held for sale and the financial results are reflected in the Company's consolidated financial statements as “discontinued operations.”  Except as explicitly described as held for sale or as discontinued operations, and unless otherwise noted, all discussions and amounts presented herein relate to the Company's continuing operations. All prior periods presented have been reclassified to conform to this form of presentation.
Cautionary Statement under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the U.S. Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.
All information contained herein is unaudited. Unless otherwise noted, dollar amounts are in thousands, except for share and per share amounts and ratio information. Certain prior period comparatives have been reclassified to conform to the current presentation. This supplement is being provided for informational purposes only. It should be read in conjunction with documents filed by RenaissanceRe Holdings Ltd. with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. Please refer to the Company's website at www.renre.com for further information about RenaissanceRe Holdings Ltd.

i

RenaissanceRe Holdings Ltd.
Financial Highlights

	Three months ended		Twelve months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Highlights
Gross premiums written	$132,780	$84,122	$1,550,572	$1,605,412
Net premiums written	$111,769	$80,784	$1,068,236	$1,203,947
Net premiums earned	$256,487	$256,765	$1,062,416	$1,114,626
Net claims and claim expenses incurred	(12,003)	(20,854)	197,947	171,287
Acquisition expenses	39,749	31,026	144,476	125,501
Operating expenses	55,202	57,658	190,639	191,105
Underwriting income	$173,539	$188,935	$529,354	$626,733

Net investment income	$25,886	$78,732	$124,316	$208,028
Net realized and unrealized gains on investments	30,475	61,864	41,433	35,076
Change in net unrealized gains on fixed maturity investments available for sale	(292)	(471)	(855)	(8,029)
Total investment result	$56,069	$140,125	$164,894	$235,075

Net income available to RenaissanceRe common shareholders	$170,767	$268,656	$510,337	$665,676
Operating income available to RenaissanceRe common shareholders (1)	$140,292	$206,792	$468,904	$630,618

Total assets	$8,203,550	$8,179,131	$8,203,550	$8,179,131
Total shareholders' equity attributable to RenaissanceRe	$3,865,715	$3,904,384	$3,865,715	$3,904,384

Per share data
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.42	$6.05	$12.60	$14.87
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.62	$4.64	$11.56	$14.08
Dividends per common share	$0.29	$0.28	$1.16	$1.12
Book value per common share	$90.15	$80.29	$90.15	$80.29
Tangible book value per common share (1)	$89.29	$79.44	$89.29	$79.44
Tangible book value per common share plus accumulated dividends (1)	$103.57	$92.56	$103.57	$92.56
Change in tangible book value per common share plus change in accumulated dividends (1)	5.5%	8.1%	13.9%	19.7%

Financial ratios
Net claims and claim expense ratio - current accident year	28.3%	20.0%	32.2%	28.3%
Net claims and claim expense ratio - prior accident years	(33.0)%	(28.1)%	(13.6)%	(12.9)%
Net claims and claim expense ratio - calendar year	(4.7)%	(8.1)%	18.6%	15.4%
Underwriting expense ratio	37.0%	34.5%	31.6%	28.4%
Combined ratio	32.3%	26.4%	50.2%	43.8%
Operating return on average common equity - annualized (1)	16.5%	24.3%	13.7%	19.4%
Total investment return - annualized	3.3%	8.6%	2.4%	3.6%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

1

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations

	Three months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Revenues
Gross premiums written	$132,780	$200,992	$511,540	$705,260	$84,122
Net premiums written	$111,769	$159,713	$346,407	$450,347	$80,784
Decrease (increase) in unearned premiums	144,718	99,266	(85,991)	(163,813)	175,981
Net premiums earned	256,487	258,979	260,416	286,534	256,765
Net investment income	25,886	24,941	34,541	38,948	78,732
Net foreign exchange (losses) gains	(107)	5,036	2,392	(1,061)	1,747
Equity in earnings of other ventures	4,838	9,806	7,232	4,199	6,274
Other income (loss)	1,219	(1,169)	(535)	62	(173)
Net realized and unrealized gains (losses) on investments	30,475	(31,097)	27,128	14,927	61,864
Total revenues	318,798	266,496	331,174	343,609	405,209
Expenses
Net claims and claim expenses incurred	(12,003)	69,647	81,388	58,915	(20,854)
Acquisition expenses	39,749	37,550	33,477	33,700	31,026
Operational expenses	55,202	46,972	45,841	42,624	57,658
Corporate expenses	10,583	3,905	3,954	4,545	3,304
Interest expense	4,289	4,290	4,292	4,293	4,297
Total expenses	97,820	162,364	168,952	144,077	75,431
Income before taxes	220,978	104,132	162,222	199,532	329,778
Income tax (expense) benefit	(401)	(245)	204	(166)	(1,336)
Net income	220,577	103,887	162,426	199,366	328,442
Net income attributable to noncontrolling interests	(44,215)	(30,477)	(36,078)	(42,768)	(54,191)
Net income attributable to RenaissanceRe	176,362	73,410	126,348	156,598	274,251
Dividends on preference shares	(5,595)	(5,595)	(5,596)	(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders	$170,767	$67,815	$120,752	$151,003	$268,656
Net income available to RenaissanceRe common shareholders per common share - basic	$4.46	$1.72	$3.00	$3.61	$6.14
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.42	$1.70	$2.95	$3.56	$6.05
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.62	$2.49	$2.28	$3.20	$4.64
Operating return on average common equity - annualized (1)	16.5%	11.7%	11.0%	15.9%	24.3%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

2

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations

	Twelve months ended
	December 31, 2014	December 31, 2013
Revenues
Gross premiums written	$1,550,572	$1,605,412
Net premiums written	$1,068,236	$1,203,947
Increase in unearned premiums	(5,820)	(89,321)
Net premiums earned	1,062,416	1,114,626
Net investment income	124,316	208,028
Net foreign exchange gains	6,260	1,917
Equity in earnings of other ventures	26,075	23,194
Other loss	(423)	(2,359)
Net realized and unrealized gains on investments	41,433	35,076
Total revenues	1,260,077	1,380,482
Expenses
Net claims and claim expenses incurred	197,947	171,287
Acquisition expenses	144,476	125,501
Operational expenses	190,639	191,105
Corporate expenses	22,987	33,622
Interest expense	17,164	17,929
Total expenses	573,213	539,444
Income from continuing operations before taxes	686,864	841,038
Income tax expense	(608)	(1,692)
Income from continuing operations	686,256	839,346
Income from discontinued operations	—	2,422
Net income	686,256	841,768
Net income attributable to noncontrolling interests	(153,538)	(151,144)
Net income attributable to RenaissanceRe	532,718	690,624
Dividends on preference shares	(22,381)	(24,948)
Net income available to RenaissanceRe common shareholders	$510,337	$665,676
Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$12.77	$15.08
Income from discontinued operations available to RenaissanceRe common shareholders per common share - basic	—	0.06
Net income available to RenaissanceRe common shareholders per common share - basic	$12.77	$15.14
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	12.60	14.82
Income from discontinued operations available to RenaissanceRe common shareholders per common share - diluted	—	0.05
Net income available to RenaissanceRe common shareholders per common share - diluted	$12.60	$14.87
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$11.56	$14.08
Operating return on average common equity - annualized (1)	13.7%	19.4%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

3

RenaissanceRe Holdings Ltd.
Consolidated Segment Underwriting Results

	Three months ended December 31, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd's	Other	Total
Gross premiums written (1)	$9,923	$71,911	$50,637	$309	$132,780
Net premiums written	$6,614	$62,233	$42,581	$341	$111,769
Net premiums earned	$130,390	$66,846	$58,909	$342	$256,487
Net claims and claim expenses incurred	(40,762)	10,587	23,406	(5,234)	(12,003)
Acquisition expenses	9,098	16,884	13,624	143	39,749
Operational expenses	29,078	12,516	13,549	59	55,202
Underwriting income	$132,976	$26,859	$8,330	$5,374	$173,539

Net claims and claim expenses incurred - current accident year	$6,605	$30,602	$35,472	$—	$72,679
Net claims and claim expenses incurred - prior accident years	(47,367)	(20,015)	(12,066)	(5,234)	(84,682)
Net claims and claim expenses incurred - total	$(40,762)	$10,587	$23,406	$(5,234)	$(12,003)

Net claims and claim expense ratio - current accident year	5.1%	45.8%	60.2%	—%	28.3%
Net claims and claim expense ratio - prior accident years	(36.4)%	(30.0)%	(20.5)%	(1,530.4)%	(33.0)%
Net claims and claim expense ratio - calendar year	(31.3)%	15.8%	39.7%	(1,530.4)%	(4.7)%
Underwriting expense ratio	29.3%	44.0%	46.2%	59.1%	37.0%
Combined ratio	(2.0)%	59.8%	85.9%	(1,471.3)%	32.3%

	Three months ended December 31, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd's	Other	Total
Gross premiums written	$(17,859)	$58,464	$43,517	$—	$84,122
Net premiums written	$(21,507)	$59,978	$42,116	$197	$80,784
Net premiums earned	$152,155	$55,246	$49,167	$197	$256,765
Net claims and claim expenses incurred	(64,612)	13,513	27,454	2,791	(20,854)
Acquisition expenses	11,295	9,399	10,485	(153)	31,026
Operational expenses	33,843	9,322	14,347	146	57,658
Underwriting income (loss)	$171,629	$23,012	$(3,119)	$(2,587)	$188,935

Net claims and claim expenses incurred - current accident year	$(5,641)	$24,364	$32,675	$—	$51,398
Net claims and claim expenses incurred - prior accident years	(58,971)	(10,851)	(5,221)	2,791	(72,252)
Net claims and claim expenses incurred - total	$(64,612)	$13,513	$27,454	$2,791	$(20,854)

Net claims and claim expense ratio - current accident year	(3.7)%	44.1%	66.5%	—%	20.0%
Net claims and claim expense ratio - prior accident years	(38.8)%	(19.6)%	(10.7)%	1,416.8%	(28.1)%
Net claims and claim expense ratio - calendar year	(42.5)%	24.5%	55.8%	1,416.8%	(8.1)%
Underwriting expense ratio	29.7%	33.8%	50.5%	(3.6)%	34.5%
Combined ratio	(12.8)%	58.3%	106.3%	1,413.2%	26.4%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $0.3 million for the three months ended December 31, 2014.

4

RenaissanceRe Holdings Ltd.
Consolidated Segment Underwriting Results

	Twelve months ended December 31, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd's	Other	Total
Gross premiums written (1)	$933,969	$346,638	$269,656	$309	$1,550,572
Net premiums written	$541,608	$295,855	$230,429	$344	$1,068,236
Net premiums earned	$590,845	$253,537	$217,666	$368	$1,062,416
Net claims and claim expenses incurred	1,757	88,502	113,825	(6,137)	197,947
Acquisition expenses	43,161	60,936	46,927	(6,548)	144,476
Operational expenses	95,851	43,370	51,115	303	190,639
Underwriting income	$450,076	$60,729	$5,799	$12,750	$529,354

Net claims and claim expenses incurred - current accident year	$67,268	$144,411	$130,066	$—	$341,745
Net claims and claim expenses incurred - prior accident years	(65,511)	(55,909)	(16,241)	(6,137)	(143,798)
Net claims and claim expenses incurred - total	$1,757	$88,502	$113,825	$(6,137)	$197,947

Net claims and claim expense ratio - current accident year	11.4%	57.0%	59.8%	—%	32.2%
Net claims and claim expense ratio - prior accident years	(11.1)%	(22.1)%	(7.5)%	(1,667.7)%	(13.6)%
Net claims and claim expense ratio - calendar year	0.3%	34.9%	52.3%	(1,667.7)%	18.6%
Underwriting expense ratio	23.5%	41.1%	45.0%	(1,697.0)%	31.6%
Combined ratio	23.8%	76.0%	97.3%	(3,364.7)%	50.2%

	Twelve months ended December 31, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd's	Other	Total
Gross premiums written (1)	$1,120,379	$259,489	$226,532	$(988)	$1,605,412
Net premiums written	$753,078	$248,562	$201,697	$610	$1,203,947
Net premiums earned	$723,705	$214,306	$176,029	$586	$1,114,626
Net claims and claim expenses incurred	7,908	67,236	95,693	450	171,287
Acquisition expenses	49,161	41,538	34,823	(21)	125,501
Operational expenses	108,130	31,780	50,540	655	191,105
Underwriting income (loss)	$558,506	$73,752	$(5,027)	$(498)	$626,733

Net claims and claim expenses incurred - current accident year	$109,945	$101,347	$103,949	$—	$315,241
Net claims and claim expenses incurred - prior accident years	(102,037)	(34,111)	(8,256)	450	(143,954)
Net claims and claim expenses incurred - total	$7,908	$67,236	$95,693	$450	$171,287

Net claims and claim expense ratio - current accident year	15.2%	47.3%	59.1%	—%	28.3%
Net claims and claim expense ratio - prior accident years	(14.1)%	(15.9)%	(4.7)%	76.8%	(12.9)%
Net claims and claim expense ratio - calendar year	1.1%	31.4%	54.4%	76.8%	15.4%
Underwriting expense ratio	21.7%	34.2%	48.5%	108.2%	28.4%
Combined ratio	22.8%	65.6%	102.9%	185.0%	43.8%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $0.3 million for the twelve months ended December 31, 2014 (2013 - $(1.0) million).

5

RenaissanceRe Holdings Ltd.
Gross Premiums Written and Managed Premiums

	Three months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$10,569	$49,480	$240,137	$322,748	$(4,041)
DaVinci catastrophe premiums	(646)	18,772	147,946	144,963	(13,818)
Total Catastrophe Reinsurance segment gross premiums written	$9,923	$68,252	$388,083	$467,711	$(17,859)

Specialty Reinsurance Segment
Renaissance specialty premiums	$71,897	$68,699	$50,001	$153,994	$58,014
DaVinci specialty premiums	14	184	1,553	296	450
Total Specialty Reinsurance segment gross premiums written	$71,911	$68,883	$51,554	$154,290	$58,464

Lloyd's Segment
Specialty	$48,652	$58,696	$45,238	$61,704	$43,154
Catastrophe	1,985	5,161	26,665	21,555	363
Total Lloyd's segment gross premiums written	$50,637	$63,857	$71,903	$83,259	$43,517

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$9,923	$68,252	$388,083	$467,711	$(17,859)
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	3,162	2,169	23,110	14,115	3,694
Catastrophe premiums written in the Lloyd's segment	1,985	5,161	26,665	21,555	363
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	—	—	—	(7,355)	—
Total managed catastrophe premiums (1)	$15,070	$75,582	$437,858	$496,026	$(13,802)

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

6

RenaissanceRe Holdings Ltd.
Gross Premiums Written and Managed Premiums

	Twelve months ended
	December 31, 2014	December 31, 2013
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$622,934	$729,887
DaVinci catastrophe premiums	311,035	390,492
Total Catastrophe Reinsurance segment gross premiums written	$933,969	$1,120,379

Specialty Reinsurance Segment
Renaissance specialty premiums	$344,591	$256,354
DaVinci specialty premiums	2,047	3,135
Total Specialty Reinsurance segment gross premiums written	$346,638	$259,489

Lloyd's Segment
Specialty	$214,290	$188,663
Catastrophe	55,366	37,869
Total Lloyd's segment gross premiums written	$269,656	$226,532

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$933,969	$1,120,379
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	42,556	63,721
Catastrophe premiums written in the Lloyd's segment	55,366	37,869
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	(7,355)	—
Total managed catastrophe premiums (1)	$1,024,536	$1,221,969

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

7

DaVinciRe Holdings Ltd. and Subsidiary
Consolidated Statements of Operations

	Three months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Revenues
Gross premiums written	$(632)	$18,956	$149,499	$145,259	$(13,368)
Net premiums written	$(803)	$13,541	$126,810	$118,930	$(15,415)
Decrease (increase) in unearned premiums	62,175	48,594	(52,440)	(41,068)	88,096
Net premiums earned	61,372	62,135	74,370	77,862	72,681
Net investment income	7,599	7,082	6,875	7,054	7,164
Net foreign exchange gains	831	765	1,674	376	145
Net realized and unrealized (losses) gains on investments	(2,076)	(8,918)	6,628	2,540	1,942
Total revenues	67,726	61,064	89,547	87,832	81,932
Expenses
Net claims and claim expenses incurred	(21,995)	(1,488)	14,218	1,220	(28,625)
Acquisition expenses	22,839	17,385	17,507	20,878	26,108
Operational and corporate expenses	7,467	7,492	8,335	8,803	9,392
Interest expense	933	934	933	937	937
Total expenses	9,244	24,323	40,993	31,838	7,812
Income before taxes	58,482	36,741	48,554	55,994	74,120
Income tax expense	(18)	(20)	(2)	—	—
Net income	58,464	36,721	48,552	55,994	74,120
Net income attributable to redeemable noncontrolling interest	—	(75)	(99)	(114)	(150)
Net income available to DaVinciRe common shareholders	$58,464	$36,646	$48,453	$55,880	$73,970

Net claims and claim expenses incurred - current accident year	$701	$3,341	$19,370	$5,106	$(4,023)
Net claims and claim expenses incurred - prior accident years	(22,696)	(4,829)	(5,152)	(3,886)	(24,602)
Net claims and claim expenses incurred - total	$(21,995)	$(1,488)	$14,218	$1,220	$(28,625)

Net claims and claim expense ratio - current accident year	1.1%	5.4%	26.0%	6.6%	(5.5)%
Net claims and claim expense ratio - prior accident years	(36.9)%	(7.8)%	(6.9)%	(5.0)%	(33.9)%
Net claims and claim expense ratio - calendar year	(35.8)%	(2.4)%	19.1%	1.6%	(39.4)%
Underwriting expense ratio	49.3%	40.0%	34.8%	38.1%	48.9%
Combined ratio	13.5%	37.6%	53.9%	39.7%	9.5%

8

DaVinciRe Holdings Ltd. and Subsidiary
Consolidated Statements of Operations

	Twelve months ended
	December 31, 2014	December 31, 2013
Revenues
Gross premiums written	$313,082	$393,627
Net premiums written	$258,478	$340,107
Decrease in unearned premiums	17,261	7,296
Net premiums earned	275,739	347,403
Net investment income	28,610	28,391
Net foreign exchange gains	3,646	421
Other loss	—	(717)
Net realized and unrealized losses on investments	(1,826)	(15,597)
Total revenues	306,169	359,901
Expenses
Net claims and claim expenses incurred	(8,045)	6,367
Acquisition expenses	78,609	92,016
Operational and corporate expenses	32,097	39,571
Interest expense	3,737	3,778
Total expenses	106,398	141,732
Income before taxes	199,771	218,169
Income tax expense	(40)	—
Net income	199,731	218,169
Net income attributable to redeemable noncontrolling interest	(288)	(444)
Net income available to DaVinciRe common shareholders	$199,443	$217,725

Net claims and claim expenses incurred - current accident year	$28,518	$49,221
Net claims and claim expenses incurred - prior accident years	(36,563)	(42,854)
Net claims and claim expenses incurred - total	$(8,045)	$6,367

Net claims and claim expense ratio - current accident year	10.3%	14.2%
Net claims and claim expense ratio - prior accident years	(13.2)%	(12.4)%
Net claims and claim expense ratio - calendar year	(2.9)%	1.8%
Underwriting expense ratio	40.1%	37.9%
Combined ratio	37.2%	39.7%

9

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Assets
Fixed maturity investments trading, at fair value	$4,756,685	$4,750,766	$4,841,609	$4,587,412	$4,809,036
Fixed maturity investments available for sale, at fair value	26,885	28,069	29,219	30,205	34,241
Total fixed maturity investments, at fair value	4,783,570	4,778,835	4,870,828	4,617,617	4,843,277
Short term investments, at fair value	1,013,222	1,031,143	957,698	977,778	1,044,779
Equity investments trading, at fair value	322,098	301,714	254,408	245,267	254,776
Other investments, at fair value	504,147	501,487	513,614	576,099	573,264
Investments in other ventures, under equity method	120,713	118,245	110,354	106,332	105,616
Total investments	6,743,750	6,731,424	6,706,902	6,523,093	6,821,712
Cash and cash equivalents	525,584	300,547	294,457	327,163	408,032
Premiums receivable	440,007	630,718	837,116	668,788	474,087
Prepaid reinsurance premiums	94,810	195,978	267,963	207,752	66,132
Reinsurance recoverable	66,694	79,043	85,115	98,962	101,025
Accrued investment income	26,509	25,514	28,019	27,351	34,065
Deferred acquisition costs	110,059	130,108	140,765	121,890	81,684
Receivable for investments sold	52,390	147,206	58,205	84,396	75,845
Other assets	135,845	108,443	89,076	96,251	108,438
Goodwill and other intangibles	7,902	7,954	8,007	8,059	8,111
Total assets	$8,203,550	$8,356,935	$8,515,625	$8,163,705	$8,179,131
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,412,510	$1,532,780	$1,552,618	$1,532,883	$1,563,730
Unearned premiums	512,386	758,272	929,523	783,321	477,888
Debt	249,522	249,499	249,476	249,453	249,430
Reinsurance balances payable	454,580	501,155	558,185	468,644	293,022
Payable for investments purchased	203,021	284,295	201,340	179,519	193,221
Other liabilities	374,108	203,908	164,650	200,626	397,596
Total liabilities	3,206,127	3,529,909	3,655,792	3,414,446	3,174,887
Redeemable noncontrolling interest	1,131,708	1,091,166	1,023,892	986,981	1,099,860
Shareholders' Equity
Preference shares	400,000	400,000	400,000	400,000	400,000
Common shares	38,442	38,888	40,523	40,856	43,646
Accumulated other comprehensive income	3,416	3,829	3,918	3,963	4,131
Retained earnings	3,423,857	3,293,143	3,391,500	3,317,459	3,456,607
Total shareholders' equity attributable to RenaissanceRe	3,865,715	3,735,860	3,835,941	3,762,278	3,904,384
Total liabilities, noncontrolling interests and shareholders' equity	$8,203,550	$8,356,935	$8,515,625	$8,163,705	$8,179,131

Book value per common share	$90.15	$85.78	$84.79	$82.30	$80.29

10

RenaissanceRe Holdings Ltd.
Investment Portfolio - Composition

	December 31, 2014		September 30, 2014		June 30, 2014		March 31, 2014		December 31, 2013
TYPE OF INVESTMENT
U.S. treasuries	$1,671,471	24.8%	$1,636,326	24.3%	$1,706,929	25.5%	$1,539,995	23.6%	$1,352,413	19.8%
Agencies	96,208	1.4%	120,025	1.8%	121,650	1.8%	134,461	2.1%	186,050	2.7%
Non-U.S. government (Sovereign debt)	280,651	4.2%	282,326	4.2%	271,495	4.0%	298,080	4.6%	334,580	4.9%
Non-U.S. government-backed corporate	146,467	2.2%	141,159	2.1%	163,911	2.4%	220,727	3.4%	237,479	3.5%
Corporate	1,610,442	23.9%	1,572,168	23.4%	1,580,038	23.6%	1,495,481	22.9%	1,803,415	26.4%
Agency mortgage-backed	316,620	4.7%	325,138	4.8%	326,304	4.9%	300,448	4.6%	341,908	5.0%
Non-agency mortgage-backed	253,050	3.7%	264,455	3.9%	265,340	3.9%	265,372	4.0%	257,938	3.8%
Commercial mortgage-backed	381,051	5.7%	405,635	6.0%	400,288	6.0%	344,590	5.3%	314,236	4.6%
Asset-backed	27,610	0.4%	31,603	0.5%	34,873	0.5%	18,463	0.3%	15,258	0.2%
Total fixed maturity investments, at fair value	4,783,570	71.0%	4,778,835	71.0%	4,870,828	72.6%	4,617,617	70.8%	4,843,277	70.9%
Short term investments, at fair value	1,013,222	15.0%	1,031,143	15.3%	957,698	14.3%	977,778	15.0%	1,044,779	15.3%
Equity investments trading, at fair value	322,098	4.8%	301,714	4.5%	254,408	3.8%	245,267	3.8%	254,776	3.7%
Other investments, at fair value	504,147	7.5%	501,487	7.5%	513,614	7.6%	576,099	8.8%	573,264	8.5%
Total managed investment portfolio	6,623,037	98.3%	6,613,179	98.3%	6,596,548	98.3%	6,416,761	98.4%	6,716,096	98.4%
Investments in other ventures, under equity method	120,713	1.7%	118,245	1.7%	110,354	1.7%	106,332	1.6%	105,616	1.6%
Total investments	$6,743,750	100.0%	$6,731,424	100.0%	$6,706,902	100.0%	$6,523,093	100.0%	$6,821,712	100.0%
CREDIT QUALITY OF FIXED MATURITY INVESTMENTS
AAA	$561,208	11.7%	$579,663	12.2%	$608,811	12.5%	$643,735	14.0%	$638,049	13.2%
AA	2,506,760	52.4%	2,521,251	52.8%	2,573,467	52.8%	2,370,814	51.3%	2,414,857	49.8%
A	727,639	15.2%	713,648	14.9%	705,334	14.5%	646,095	14.0%	836,425	17.3%
BBB	444,132	9.3%	402,318	8.4%	401,664	8.2%	367,622	8.0%	383,508	7.9%
Non-investment grade and not rated	543,831	11.4%	561,955	11.7%	581,552	12.0%	589,351	12.7%	570,438	11.8%
Total fixed maturity investments, at fair value	$4,783,570	100.0%	$4,778,835	100.0%	$4,870,828	100.0%	$4,617,617	100.0%	$4,843,277	100.0%
MATURITY PROFILE OF FIXED MATURITY INVESTMENTS
Due in less than one year	$151,803	3.2%	$97,868	2.0%	$100,765	2.1%	$119,599	2.6%	$160,760	3.3%
Due after one through five years	2,969,828	62.1%	2,949,329	61.7%	3,080,879	63.3%	2,963,494	64.2%	3,118,799	64.4%
Due after five through ten years	537,636	11.2%	593,633	12.4%	529,811	10.9%	504,919	10.9%	551,007	11.4%
Due after ten years	145,972	3.0%	111,174	2.4%	132,568	2.7%	100,732	2.2%	83,371	1.7%
Mortgage-backed securities	950,721	19.9%	995,228	20.8%	991,932	20.4%	910,410	19.7%	914,082	18.9%
Asset-backed securities	27,610	0.6%	31,603	0.7%	34,873	0.7%	18,463	0.4%	15,258	0.3%
Total fixed maturity investments, at fair value	$4,783,570	100.0%	$4,778,835	100.0%	$4,870,828	100.0%	$4,617,617	100.0%	$4,843,277	100.0%

Weighted average effective yield of fixed maturity and short term investments	1.7%		1.7%		1.5%		1.6%		1.7%
Average duration of fixed maturities and short term investments	2.1		2.2		2.2		2.2		2.1

11

RenaissanceRe Holdings Ltd.
Summary of Other Investments

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
TYPE OF INVESTMENT
Private equity partnerships	$281,932	$300,800	$314,983	$325,711	$322,391
Catastrophe bonds	200,329	179,246	179,465	233,321	229,016
Senior secured bank loan funds	19,316	18,723	15,976	13,656	18,048
Hedge funds	2,570	2,718	3,190	3,411	3,809
Total other investments, at fair value	$504,147	$501,487	$513,614	$576,099	$573,264

TYPE OF INVESTMENT
Private equity partnerships	56.0%	60.1%	61.4%	56.5%	56.2%
Catastrophe bonds	39.7%	35.7%	34.9%	40.5%	40.0%
Senior secured bank loan funds	3.8%	3.7%	3.1%	2.4%	3.1%
Hedge funds	0.5%	0.5%	0.6%	0.6%	0.7%
Total other investments, at fair value	100.0%	100.0%	100.0%	100.0%	100.0%

12

RenaissanceRe Holdings Ltd.
Total Investment Result

	Three months ended					Twelve months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Fixed maturity investments	$26,104	$24,519	$26,372	$23,860	$24,759	$100,855	$95,907
Short term investments	217	251	286	190	380	944	1,698
Equity investments trading	1,139	736	779	796	1,245	3,450	2,295
Other investments
Hedge funds and private equity investments	1,530	(3,320)	8,340	12,317	14,514	18,867	45,810
Other	(414)	5,547	1,483	4,528	40,818	11,144	73,692
Cash and cash equivalents	95	116	93	91	83	395	191
	28,671	27,849	37,353	41,782	81,799	135,655	219,593
Investment expenses	(2,785)	(2,908)	(2,812)	(2,834)	(3,067)	(11,339)	(11,565)
Net investment income	25,886	24,941	34,541	38,948	78,732	124,316	208,028

Gross realized gains	11,973	7,962	12,166	13,467	12,055	45,568	72,492
Gross realized losses	(3,997)	(2,720)	(2,587)	(5,564)	(8,810)	(14,868)	(50,206)
Net realized gains on fixed maturity investments	7,976	5,242	9,579	7,903	3,245	30,700	22,286
Net unrealized (losses) gains on fixed maturity investments trading	(1,520)	(36,600)	29,918	27,882	(2,489)	19,680	(87,827)
Net realized and unrealized (losses) gains on investments-related derivatives	(11,280)	(1,868)	(6,884)	(10,899)	6,570	(30,931)	31,058
Net realized gains (losses) on equity investments trading	2,330	3,523	5,134	(79)	8,455	10,908	26,650
Net unrealized gains (losses) on equity investments trading	32,969	(1,394)	(10,619)	(9,880)	46,083	11,076	42,909
Net realized and unrealized gains (losses) on investments	30,475	(31,097)	27,128	14,927	61,864	41,433	35,076
Change in net unrealized gains on fixed maturity investments available for sale	(292)	(302)	(96)	(165)	(471)	(855)	(8,029)
Total investment result	$56,069	$(6,458)	$61,573	$53,710	$140,125	$164,894	$235,075

Total investment return - annualized	3.3%	(0.4)%	3.7%	3.2%	8.6%	2.4%	3.6%

13

RenaissanceRe Holdings Ltd.
Investment Portfolio - Effective Yield and Credit Rating
					Credit Rating (1)
December 31, 2014	Amortized Cost	Fair Value	% of Total Investment Portfolio	Weighted Average Effective Yield	AAA	AA	A	BBB	Non- Investment Grade	Not Rated
Short term investments	$1,013,222	$1,013,222	15.0%	0.1%	$988,449	$22,187	$2,083	$—	$503	$—
		100.0%			97.6%	2.2%	0.2%	—%	—%	—%
Fixed maturity investments
U.S. treasuries	1,672,441	1,671,471	24.8%	1.0%	—	1,671,471	—	—	—	—
Agencies
Fannie Mae and Freddie Mac	90,009	89,919	1.3%	1.1%	—	89,919	—	—	—	—
Other agencies	6,262	6,289	0.1%	1.6%	—	3,511	2,778	—	—	—
Total agencies	96,271	96,208	1.4%	1.2%	—	93,430	2,778	—	—	—
Non-U.S. government (Sovereign debt)	287,856	280,651	4.2%	1.1%	124,381	127,162	16,925	12,183	—	—
Non-U.S. government-backed corporate	146,691	146,467	2.2%	1.1%	94,871	44,477	6,518	601	—	—
Corporate	1,611,172	1,610,442	23.9%	3.2%	26,536	151,571	663,933	398,871	353,664	15,867
Mortgage-backed
Residential mortgage-backed
Agency securities	315,911	316,620	4.7%	2.3%	—	316,620	—	—	—	—
Non-agency securities - Alt A	139,765	149,754	2.2%	4.3%	5,532	18,800	16,155	10,797	82,692	15,778
Non-agency securities - Prime	98,126	103,296	1.5%	3.4%	7,562	4,325	6,590	8,989	68,722	7,108
Total residential mortgage-backed	553,802	569,670	8.4%	3.0%	13,094	339,745	22,745	19,786	151,414	22,886
Commercial mortgage-backed	377,792	381,051	5.7%	2.1%	276,476	78,319	13,565	12,691	—	—
Total mortgage-backed	931,594	950,721	14.1%	2.6%	289,570	418,064	36,310	32,477	151,414	22,886
Asset-backed
Auto loans	10,423	10,380	0.2%	1.0%	10,380	—	—	—	—	—
Credit cards	9,479	9,686	0.1%	2.0%	9,686	—	—	—	—	—
Student loans	624	585	—%	1.2%	—	585	—	—	—	—
Other	6,834	6,959	0.1%	1.8%	5,784	—	1,175	—	—	—
Total asset-backed	27,360	27,610	0.4%	1.5%	25,850	585	1,175	—	—	—
Total securitized assets	958,954	978,331	14.5%	2.6%	315,420	418,649	37,485	32,477	151,414	22,886
Total fixed maturity investments	4,773,385	4,783,570	71.0%	2.1%	561,208	2,506,760	727,639	444,132	505,078	38,753
		100.0%			11.7%	52.4%	15.2%	9.3%	10.6%	0.8%
Equity investments trading		322,098	4.8%		—	—	—	—	—	322,098
		100.0%			—%	—%	—%	—%	—%	100.0%
Other investments
Private equity partnerships		281,932	4.2%		—	—	—	—	—	281,932
Catastrophe bonds		200,329	3.0%		—	—	—	—	200,329	—
Senior secured bank loan fund		19,316	0.3%		—	—	—	—	—	19,316
Hedge funds		2,570	—%		—	—	—	—	—	2,570
Total other investments		504,147	7.5%		—	—	—	—	200,329	303,818
		100.0%			—%	—%	—%	—%	39.7%	60.3%
Investments in other ventures		120,713	1.7%		—	—	—	—	—	120,713
		100.0%			—%	—%	—%	—%	—%	100.0%
Total investment portfolio		$6,743,750	100.0%		$1,549,657	$2,528,947	$729,722	$444,132	$705,910	$785,382
		100.0%			23.0%	37.5%	10.8%	6.6%	10.5%	11.6%
(1) The credit ratings included in this table are those assigned by Standard & Poor’s Corporation ("S&P").  When ratings provided by S&P were not available, ratings from other nationally recognized rating agencies were used. The Company has grouped short term investments with an A-1+ and A-1 short term issue credit rating as AAA, short term investments with A-2 short term issue credit rating as AA and short term investments with an A-3 short term issue credit rating as A.

14

RenaissanceRe Holdings Ltd.
Investment Portfolio - Change in Portfolio Composition

	December 31, 2014		December 31, 2013		Change
	Fair Value	% of Total Managed Investment Portfolio	Fair Value	% of Total Managed Investment Portfolio	$	%
Short term investments	$1,013,222	15.0%	$1,044,779	15.3%	$(31,557)	(0.3)%
Fixed maturity investments
U.S. treasuries	1,671,471	24.8%	1,352,413	19.8%	319,058	5.0%
Agencies
Fannie Mae and Freddie Mac	89,919	1.3%	182,738	2.7%	(92,819)	(1.4)%
Other agencies	6,289	0.1%	3,312	—%	2,977	0.1%
Total agencies	96,208	1.4%	186,050	2.7%	(89,842)	(1.3)%
Non-U.S. government (Sovereign debt)	280,651	4.2%	334,580	4.9%	(53,929)	(0.7)%
Non-U.S. government-backed corporate	146,467	2.2%	237,479	3.5%	(91,012)	(1.3)%
Corporate	1,610,442	23.9%	1,803,415	26.4%	(192,973)	(2.5)%
Mortgage-backed
Residential mortgage-backed
Agency securities	316,620	4.7%	341,908	5.0%	(25,288)	(0.3)%
Non-agency securities - Alt A	149,754	2.2%	136,734	2.0%	13,020	0.2%
Non-agency securities - Prime	103,296	1.5%	121,204	1.8%	(17,908)	(0.3)%
Total residential mortgage-backed	569,670	8.4%	599,846	8.8%	(30,176)	(0.4)%
Commercial mortgage-backed	381,051	5.7%	314,236	4.6%	66,815	1.1%
Total mortgage-backed	950,721	14.1%	914,082	13.4%	36,639	0.7%
Asset-backed
Auto loans	10,380	0.2%	3,109	—%	7,271	0.2%
Credit cards	9,686	0.1%	4,385	0.1%	5,301	—%
Student loans	585	—%	2,947	—%	(2,362)	—%
Other	6,959	0.1%	4,817	0.1%	2,142	—%
Total asset-backed	27,610	0.4%	15,258	0.2%	12,352	0.2%
Total securitized assets	978,331	14.5%	929,340	13.6%	48,991	0.9%
Total fixed maturity investments	4,783,570	71.0%	4,843,277	70.9%	(59,707)	0.1%
Equity investments trading	322,098	4.8%	254,776	3.7%	67,322	1.1%
Other investments
Private equity partnerships	281,932	4.2%	322,391	4.7%	(40,459)	(0.5)%
Catastrophe bonds	200,329	3.0%	229,016	3.4%	(28,687)	(0.4)%
Senior secured bank loan funds	19,316	0.3%	18,048	0.3%	1,268	—%
Hedge funds	2,570	—%	3,809	0.1%	(1,239)	(0.1)%
Total other investments	504,147	7.5%	573,264	8.5%	(69,117)	(1.0)%
Investments in other ventures	120,713	1.7%	105,616	1.5%	15,097	0.2%
Total managed investment portfolio	$6,743,750	100.0%	$6,821,712	100.0%	$(77,962)

15

RenaissanceRe Holdings Ltd.
Fixed Maturity and Short Term Investments - Corporate Top 10 Issuers by Fair Value

	December 31, 2014
Issuer	Total	Short term investments	Fixed maturity investments
Bank of America Corp.	$58,968	$—	$58,968
Goldman Sachs Group Inc.	52,923	—	52,923
JP Morgan Chase & Co.	52,773	—	52,773
Morgan Stanley	33,133	—	33,133
Citigroup Inc.	31,317	—	31,317
HSBC Holdings PLC	28,992	—	28,992
Verizon Communications Inc.	26,186	—	26,186
Ford Motor Co.	22,886	—	22,886
General Electric Company	18,706	—	18,706
Wells Fargo & Co.	17,797	—	17,797
Total (1)	$343,681	$—	$343,681

(1)	Excludes non-U.S. government-backed corporate fixed maturity investments, reverse repurchase agreements and commercial paper, at fair value.

16

RenaissanceRe Holdings Ltd.
Reserves for Claims and Claim Expenses

	Case Reserves	Additional Case Reserves	IBNR	Total
December 31, 2014
Catastrophe Reinsurance	$253,431	$150,825	$138,411	$542,667
Specialty Reinsurance	106,293	79,457	357,960	543,710
Lloyd's	65,295	14,168	204,984	284,447
Other	5,212	2,354	34,120	41,686
Total	$430,231	$246,804	$735,475	$1,412,510

September 30, 2014
Catastrophe Reinsurance	$282,923	$186,653	$178,243	$647,819
Specialty Reinsurance	111,774	83,196	359,069	554,039
Lloyd's	54,142	21,464	207,463	283,069
Other	8,097	2,324	37,432	47,853
Total	$456,936	$293,637	$782,207	$1,532,780

June 30, 2014
Catastrophe Reinsurance	$327,537	$201,716	$191,059	$720,312
Specialty Reinsurance	100,033	89,949	340,106	530,088
Lloyd's	48,242	19,763	184,120	252,125
Other	9,505	2,323	38,265	50,093
Total	$485,317	$313,751	$753,550	$1,552,618

March 31, 2014
Catastrophe Reinsurance	$350,606	$183,216	$184,685	$718,507
Specialty Reinsurance	111,914	85,568	325,468	522,950
Lloyd's	47,137	17,560	171,492	236,189
Other	14,358	2,324	38,555	55,237
Total	$524,015	$288,668	$720,200	$1,532,883

December 31, 2013
Catastrophe Reinsurance	$430,166	$177,518	$173,303	$780,987
Specialty Reinsurance	113,188	81,251	311,829	506,268
Lloyd's	45,355	14,265	158,747	218,367
Other	14,915	2,324	40,869	58,108
Total	$603,624	$275,358	$684,748	$1,563,730

17

RenaissanceRe Holdings Ltd.
Paid to Incurred Analysis

	Three months ended December 31, 2014			Three months ended December 31, 2013
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for losses and loss expenses, beginning of period	$1,532,780	$79,043	$1,453,737	$1,683,709	$149,201	$1,534,508
Incurred losses and loss expenses
Current year	78,910	6,231	72,679	50,760	(638)	51,398
Prior years	(92,516)	(7,834)	(84,682)	(83,326)	(11,074)	(72,252)
Total incurred losses and loss expenses	(13,606)	(1,603)	(12,003)	(32,566)	(11,712)	(20,854)
Paid losses and loss expenses
Current year	35,475	14,876	20,599	12,456	10,794	1,662
Prior years	71,189	(4,130)	75,319	74,957	25,670	49,287
Total paid losses and loss expenses	106,664	10,746	95,918	87,413	36,464	50,949
Reserve for losses and loss expenses, end of period	$1,412,510	$66,694	$1,345,816	$1,563,730	$101,025	$1,462,705

	Twelve months ended December 31, 2014			Twelve months ended December 31, 2013
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for losses and loss expenses, beginning of period	$1,563,730	$101,025	$1,462,705	$1,879,377	$192,512	$1,686,865
Incurred losses and loss expenses
Current year	377,310	35,565	341,745	342,770	27,529	315,241
Prior years	(148,729)	(4,931)	(143,798)	(157,631)	(13,677)	(143,954)
Total incurred losses and loss expenses	228,581	30,634	197,947	185,139	13,852	171,287
Paid losses and loss expenses
Current year	54,832	15,002	39,830	44,940	12,728	32,212
Prior years	324,969	49,963	275,006	455,846	92,611	363,235
Total paid losses and loss expenses	379,801	64,965	314,836	500,786	105,339	395,447
Reserve for losses and loss expenses, end of period	$1,412,510	$66,694	$1,345,816	$1,563,730	$101,025	$1,462,705

18

RenaissanceRe Holdings Ltd.
Earnings per Share

	Three months ended
(common shares in thousands)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Numerator:
Net income available to RenaissanceRe common shareholders	$170,767	$67,815	$120,752	$151,003	$268,656
Amount allocated to participating common shareholders (1)	(2,312)	(904)	(1,557)	(2,031)	(3,709)
	$168,455	$66,911	$119,195	$148,972	$264,947
Denominator:
Denominator for basic income per RenaissanceRe common share -
Weighted average common shares	37,752	38,975	39,736	41,238	43,160
Per common share equivalents of employee stock options and restricted shares	393	458	659	665	609
Denominator for diluted income per RenaissanceRe common share -
Adjusted weighted average common shares and assumed conversions	38,145	39,433	40,395	41,903	43,769

Basic income per RenaissanceRe common share	$4.46	$1.72	$3.00	$3.61	$6.14
Diluted income per RenaissanceRe common share	$4.42	$1.70	$2.95	$3.56	$6.05

	Twelve months ended
(common shares in thousands)	December 31, 2014	December 31, 2013
Numerator:
Net income available to RenaissanceRe common shareholders	$510,337	$665,676
Amount allocated to participating common shareholders (1)	(6,760)	(9,520)
	$503,577	$656,156
Denominator:
Denominator for basic income per RenaissanceRe common share -
Weighted average common shares	39,425	43,349
Per common share equivalents of employee stock options and restricted shares	543	779
Denominator for diluted income per RenaissanceRe common share -
Adjusted weighted average common shares and assumed conversions	39,968	44,128

Basic income per RenaissanceRe common share	$12.77	$15.14
Diluted income per RenaissanceRe common share (2)	$12.60	$14.87

(1)	Represents earnings attributable to holders of unvested restricted shares issued under the Company's 2001 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan.

19

RenaissanceRe Holdings Ltd.
Equity in Earnings of Other Ventures

	Three months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Tower Hill Companies	$4,276	$6,912	$5,202	$1,986	$2,989
Top Layer Re	2,364	3,108	2,494	2,445	3,374
Other	(1,802)	(214)	(464)	(232)	(89)
Total equity in earnings of other ventures	$4,838	$9,806	$7,232	$4,199	$6,274

	Twelve months ended
	December 31, 2014	December 31, 2013
Tower Hill Companies	$18,376	$10,270
Top Layer Re	10,411	13,836
Other	(2,712)	(912)
Total equity in earnings of other ventures	$26,075	$23,194

Other Loss

	Three months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Assumed and ceded reinsurance contracts accounted for at fair value or as deposits	$1,044	$239	$17	$21	$26
Other items	175	(1,408)	(552)	41	(199)
Total other income (loss)	$1,219	$(1,169)	$(535)	$62	$(173)

	Twelve months ended
	December 31, 2014	December 31, 2013
Assumed and ceded reinsurance contracts accounted for at fair value or as deposits	$1,321	$(2,517)
Other items	(1,744)	158
Total other loss	$(423)	$(2,359)

20

RenaissanceRe Holdings Ltd.
Ratings

	A.M. Best	S&P	Moody's	Fitch

Renaissance Reinsurance (1)	A+	AA-	A1	A+
DaVinci (1)	A	AA-	A3	—
RenaissanceRe Specialty Risks (1)	A	A+	—	—
RenaissanceRe Specialty U.S. (1)	A	—	—	—
Renaissance Reinsurance of Europe (1)	A+	AA-	—	—
Top Layer Re (1)	A+	AA	—	—

Syndicate 1458	—	—	—	—
Lloyd's Overall Market Rating (2)	A	A+	—	AA-

RenaissanceRe (3)	—	Very Strong	—	—
(1) The A.M. Best, S&P, Moody's and Fitch ratings for these companies reflect the insurer's financial strength rating and in addition to the insurer's financial strength rating, the S&P ratings reflect the insurer's issuer credit rating.
(2) The A.M. Best, S&P and Fitch ratings for the Lloyd's Overall Market Rating represent its financial strength rating.
(3) The S&P rating for RenaissanceRe represents rating on its Enterprise Risk Management practices.

21

RenaissanceRe Holdings Ltd.
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Financial Supplement, the Company has included certain non-GAAP financial measures in this Financial Supplement within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company's management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended					Twelve months ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income available to RenaissanceRe common shareholders	$170,767	$67,815	$120,752	$151,003	$268,656	$510,337	$665,676
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(30,475)	31,097	(27,128)	(14,927)	(61,864)	(41,433)	(35,076)
Adjustment for net realized and unrealized losses on investments from discontinued operations	—	—	—	—	—	—	18
Operating income available to RenaissanceRe common shareholders	$140,292	$98,912	$93,624	$136,076	$206,792	$468,904	$630,618

Net income available to RenaissanceRe common shareholders per common share - diluted	$4.42	$1.70	$2.95	$3.56	$6.05	$12.60	$14.87
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(0.80)	0.79	(0.67)	(0.36)	(1.41)	(1.04)	(0.79)
Adjustment for net realized and unrealized losses on investments from discontinued operations	—	—	—	—	—	—	—
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.62	$2.49	$2.28	$3.20	$4.64	$11.56	$14.08

Return on average common equity - annualized	20.1%	8.0%	14.2%	17.6%	31.5%	14.9%	20.5%
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(3.6)%	3.7%	(3.2)%	(1.7)%	(7.3)%	(1.2)%	(1.1)%
Adjustment for net realized and unrealized losses on investments from discontinued operations	—%	—%	—%	—%	—%	—%	—%
Operating return on average common equity - annualized	16.5%	11.7%	11.0%	15.9%	24.3%	13.7%	19.4%

22

RenaissanceRe Holdings Ltd.
Comments on Regulation G
The Company has also included in this Financial Supplement “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Financial Supplement “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company's management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Book value per common share	$90.15	$85.78	$84.79	$82.30	$80.29
Adjustment for goodwill and other intangibles (1)	(0.86)	(0.88)	(0.86)	(0.89)	(0.85)
Tangible book value per common share	89.29	84.90	83.93	81.41	79.44
Adjustment for accumulated dividends	14.28	13.99	13.70	13.41	13.12
Tangible book value per common share plus accumulated dividends	$103.57	$98.89	$97.63	$94.82	$92.56

Quarterly change in book value per common share	5.1%	1.2%	3.0%	2.5%	7.7%
Quarterly change in tangible book value per common share plus change in accumulated dividends	5.5%	1.5%	3.5%	2.8%	8.1%
Year to date change in book value per common share	12.3%				17.8%
Year to date change in tangible book value per common share plus change in accumulated dividends	13.9%				19.7%

(1)
At December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, goodwill and other intangibles included $25.3 million, $26.1 million, $27.0 million, $28.3 million and $29.2 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.

23